Stockholder Engagement Baxter International Inc. Spring 2026 Exhibit 99.1

Executive Summary Management and Board of Directors Andrew Hider appointed as President and CEO following a robust search process overseen by a CEO Search Working group consisting of independent directors and conducted with the help of a leading search firm that included the evaluation of internal and external candidates In connection with the appointment of our CEO, enhanced the Board leadership structure by separating the CEO and Chair roles, with Brent Shafer serving as Non-Executive Chair of the Board Continued focus on Board refreshment led to the appointment of three of our current independent directors over the last 3 years, with Michael McDonnell appointed to the Board and Audit Committee this past February Business Updates Leading global medical technology company fundamentally focused on medically essential products and redefining healthcare delivery to advance our Mission to Save and Sustain Lives Completed the strategic initiatives we announced in January 2023, including (most recently) the divestiture of Vantive, our Kidney Care segment, in January 2025 Stockholder Outreach Engagement with stockholders remains a key focus for Baxter and an important part of the Board’s longstanding commitment to furthering sound and effective corporate governance practices, resulting in key responsive actions taken over the last few years Executive Compensation Thoughtfully designed compensation program constructed to align with Baxter’s performance, go-forward priorities, and commitment to creating long-term stockholder value Sustainability and Corporate Responsibility Worked with a third party to conduct a double materiality assessment in 2025, following our business transformation, which identified the most financial and impact material topics for Baxter, as well as strategic areas of focus Refreshing Corporate Responsibility commitments to align with the results of our 2025 double materiality assessment, focused on creating value across three pillars: deliver sustainable healthcare, protect our planet, and champion our people and communities

Anita Zielinski, Baxter’s CAO and Controller, named interim CFO following Joel Grade’s departure effective March 2026 while Baxter conducts its search for a permanent replacement Recent Leadership Transitions Following a thoughtful and rigorous search process, the Board appointed Andrew Hider as President, CEO and Board member in August 2025 In connection with the appointment of the new CEO, the Board separated the roles of Chair and CEO to best allow Andrew to focus on facilitating strong executive leadership Management team and Board are well equipped to continue Baxter’s turnaround and refocusing for the future Brent Shafer | Non-Executive Chair of the Board and Former Interim CEO Over 40 years of healthcare industry experience and extensive expertise leading large, global companies through former Chair and CEO role at Cerner Corporation and key roles held at Philips Brings significant expertise in mergers and acquisitions, and operating and transforming complex organizations, including the buildout of digital health capabilities Has served as Lead Independent Director on the Baxter Board and Executive Chair and Interim CEO during permanent CEO search process Andrew Hider | President & CEO Brings 25 years of cross-industry experience and global expertise, a growth orientation and an operationally-focused, people-centric leadership approach to Baxter During eight-year tenure at ATS, oversaw multiple product launches and strengthened the life sciences portfolio through several acquisitions Has a proven track record of operational excellence, disciplined execution, innovation, and achieving strong financial performance Transition Highlights Evaluated internal and external candidates with the help of a leading search firm Formed CEO Search Woking Group consisting of independent directors to oversee the process Board formed a temporary Operating Committee comprised of independent directors with executive and operational experience to assist management and the Board throughout the CEO transition Robust Search Process

Baxter at a Glance

Trusted global brand with market share leadership across core categories

Our Reach[1]

~37,500 Employees

Products in 100+ Countries

FY 2025 Revenue by Segment[2]



27%
47%
$11.2B
22%
3%
Medical Products & Therapies
Healthcare Systems & Technologies
Pharmaceuticals
Other

Snapshot from Continuing Operations[3]



Global Reported Sales
$10.6B
$11.2B
FY 2024
FY 2025
+3% operational growth[4]
Adjusted Operating Margin
13.9%
14.1%
FY 2024
FY 2025
+20 bps
Adjusted Diluted EPS
$1.89
$2.27
FY 2024
FY 2025
+20% increase

1. As of December 31, 2025.
2. Total does not add to 100% due to rounding.
3. Non-GAAP financial metrics referenced in this slide include operational sales growth, adjusted operating margin, and adjusted diluted EPS from continuing operations. A reconciliation to comparable U.S. GAAP measures is available at www.baxter.com.
4. Operational sales growth excludes the impact of the Kidney Care MSA not reflected in reportable segments, reflects the previously announced exit of IV solutions in China in the Medical Products & Therapies reportable segment, and is calculated at constant currency rates.

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Targeting to achieve net leverage of ~3.0x by the end of 2026 Committed to maintaining an investment grade credit rating Debt Repayment Capex: Increasing mix toward growth-generating and productivity-enhancing investments R&D: Targeted funding across divisions to maximize returns over the long-range plan Continued organic investment in core platforms and innovation CURRENT FUTURE Strategic tuck-in opportunities that enhance growth capabilities Dividend: Expect to maintain current quarterly dividend of $0.01/share Share Repurchases1 Will evaluate opportunistically M&A1 Disciplined Capital Allocation Driving Long-Term Shareholder Value Anticipated actions once targeted leverage ratio has been achieved. Near-term priority to strengthen balance sheet to enhance financial flexibility Invest For Growth

Highly Experienced and Qualified Director Nominees

Three of our current independent world-class directors have joined our Board in the last 3 years



Andrew Hider
President & CEO, Baxter
Joined in 2025



Brent Shafer
Non-Executive Chair
Former Chair and CEO, Cerner Corporation
Committee: NCGPP



William A. Ampofo II
SVP, Parts & Distribution Services and Supply Chain, Boeing Global Services, Boeing Company
Committee: QRC*[1]
Joined in 2023



Jeffrey (Jay) A. Craig
Former CEO and President, Meritor
Committee: AC*, CHC
Joined in 2024



Michael R. McDonnell
Former EVP and CFO, Biogen
Committee: AC
Joined in 2026



Patricia B. Morrison
Former EVP, Customer Support Services & CIO, Cardinal Health
Committees: AC, NCGPP*



Nancy M. Schlichting
Former President and CEO, Henry Ford Health System
Committees: CHC*, QRC



Amy A. Wendell
Former SVP, Strategy and Business Development, Covidien
Committees: CHC, QRC



David S. Wilkes, M.D.
Former Dean of University of Virginia School of Medicine, CSO and Co- Founder, ImmuneWorks
Committees: NCGPP, QRC

Our directors have the relevant skills and expertise to provide effective oversight



Financial Expertise
89%



M&A / Transactional Expertise
78%



Industry Experience
67%

Key
AC = Audit Committee;
CHC = Compensation and Human Capital Committee;
NCGPP = Nominating, Corporate Governance and Public Policy Committee;
QRC = Quality and Regulatory Compliance Committee;
* = Denotes committee chair

Robust Board Refreshment

The Board believes in the importance of maintaining a balance of fresh perspectives and significant institutional knowledge

We welcomed a new Director to the Board in 2026

- As part of our thoughtful approach to Board composition, we welcomed **Michael McDonnell** to the Board and the Audit Committee in February
- Michael brings decades of CFO experience across major global life sciences and technology companies, including most recently as CFO at Biogen

We value periodic Committee leadership rotation

- **William Ampofo** will assume the role of Quality and Regulatory Compliance Committee Chair in May 2026 in connection with Dr. Stephen Oesterle's retirement
- **Patricia Morrison** became the Nominating, Corporate Governance and Public Policy Committee Chair earlier this year

1. Mr. Ampofo's appointment as the chair of the QRC Committee will become effective in May 2026 in connection with Dr. Stephen Oesterle's retirement from the Board.

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Extensive Stockholder Engagement Program Calculated based on shares outstanding as of December 31, 2025. Our Board, along with our Investor Relations team and other select members of the management team, is committed to engaging in constructive dialogue with stockholders Stockholder feedback continues to provide the Board with valuable insight and is carefully reviewed and incorporated into the Board’s decision-making process when overseeing our strategy, policies and practices, and designing or evaluating compensation programs Held extensive discussions with stockholders to better understand their perspectives on a variety of relevant topics, including: Company strategy and performance Corporate governance Board composition Management succession planning Board leadership structure Executive compensation matters Stock ownership guidelines Sustainability and corporate responsibility Demonstrated responsiveness to stockholders by making suggested enhancements to proxy disclosure, including disclosures related to Board refreshment efforts, management succession planning, and factors the CHC Committee considers when reviewing executive pay, amending our stock ownership guidelines to implement additional executive stock retention requirements, implementing our new executive cash severance policy which limits each NEO’s cash severance benefits, and separating the CEO and Chair roles Robust Engagement Year-Round 2025 Outreach Statistics1 Total Percentage of Shares Held by Stockholders Contacted ~68% ~61% Total Percentage of Shares Held by Stockholders Engaged

Executive Compensation Aligned With Strategic Priorities

Pay Element	Vehicle	Objectives
Base Salary	Cash	• Provides a base level of competitive compensation to attract and retain executive talent
Annual Incentive	Cash	• Motivates and rewards executives for company and individual performance against annually established financial targets and individual objectives • Based on Adjusted Net Sales (50%), Adjusted EPS (25%) and Free Cash Flow (25%) • Individual performance assessment measured based on People (50%) and Quality (50%); expressed as a percentage ranging from 0% to 125%
Long Term Incentive	Stock Options *25% of LTI*	• Motivates and rewards NEOs consistent with the company's long-term objectives and increasing stockholder value • No value realized unless the stock price appreciates above the grant price • Vests ratably over three-year period
	Restricted Stock Units (RSUs) *25% of LTI*	• Motivates and rewards NEOs consistent with the company's long-term objectives and increasing stockholder value • Vests ratably over three-year period
	Performance Share Units (PSUs) *50% of LTI*	• Motivates and rewards NEOs for company performance against financial targets • Recognizes that a portion of at least 50% of an NEO's equity awards should be completely "at-risk," measured over the three-year performance period • Based on Adjusted ROIC (50%) and Adjusted Net Sales CAGR (50%) • Relative TSR modifier (80%, 100% or 120% applied) against companies in the S&P 500 Healthcare Equipment & Services Index[1]

Following the sale of our Kidney Care business and changes made to our 2024 compensation program to align with this transformative time at Baxter, the Compensation and Human Capital Committee reviewed the design of our 2025 plan as previously communicated and returned to many of our prior practices. This included reverting from the PSU (50%)/RSU (50%) split granted to our CEO and CFO in 2024 and including internal financial metrics in the PSU design instead of basing it wholly on relative TSR

2025 CEO Target Pay Mix[2]


92%
Performance Based
80%
Long-Term
8%
12%
20%
20%
40%
Base Salary
Annual Incentive
Stock Options
RSUs
PSUs

2025 CEO Pay Mix Designed to Attract Top Talent


14%
34%
52%
Normal Course Compensation[3]
Make Whole Compensation
Other Supplemental New Hire Compensation

48% Supplemental or Make Whole New Hire Compensation

1. Actual payout for 2025 PSUs cannot exceed 200% of target.
2. Reflects Andrew Hider's 2025 target pay mix; percentages are calculated using annual base salary, target annual incentive and target annual LTI grant values as of December 31, 2025.
3. Normal course compensation reflects 2025 base salary paid, 2025 prorated target Annual Incentive and 2025 prorated LTI.

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Core Pillars & Strategic Topics: Advancing Patient Care while Protecting the Planet and Strengthening Communities Select Recognition Highlights 3BL Media 100 Best Corporate Citizens CDP Climate Change, Score B CDP Water Security, Score B Wall Street Journal Management Top 250 FTSE Russell FTSE4Good Index Series Protect the Planet Deliver Sustainable Healthcare Champion our People & Communities Provide safe, quality solutions that promote sustainable innovation and minimize environmental impact Reduce environmental impacts and strengthen resilience across operations and the value chain Foster a work environment that emphasizes employee engagement, safety, wellness, and a commitment to investing in our communities